Exhibit 10.47

Loan agreement

FRONTIER MORTGAGES PTY LTD ACN 126 509 322

(Lender)

and

IA GLOBAL, INC

(Borrower)

DAVIS LAWYERS

ABN 40 257 880 844

Level 1, Corporate Centre One, 2 Corporate Court

Bundall Queensland 4217 Australia

Telephone 1300 885 733 +61 7 5556 7926 Facsimile +61 7 5574 2734

www.davislawyers.com.au

Reference: PLD:1890

Operative section

This Agreement is made on the         21st          day of December 2007.

BETWEEN:	FRONTIER MORTGAGES PTY LTD ACN 126 509 322 of Level 1, 2 Corporate Court,
Bundall QLD	4217.

"Lender"

AND:	IA GLOBAL, INC of Suite 2450, 101 California Street, San Francisco CA 94111 USA.

"Borrower"

BACKGROUND:

A.	The Borrower has requested the Lender to provide the financial Facility to the Borrower.
B.	To secure the Facility, the Borrower has agreed to provide the Securities.
C.	The parties wish to enter into this Agreement to record the arrangements between them.

OPERATIVE PROVISIONS:

1.	DICTIONARY

The Dictionary in the reference section forms part of this Agreement and:

(a)	defines some of the terms used in this Agreement; and
(b)	sets out the rules of interpretation which apply to this Agreement.
2.	FACILITY AND AGREEMENT TO LEND AND BORROW
2.1	Facility

Subject to the Borrower complying with the Conditions Precedent, the Lender, relying on the representations and warranties made by the Borrower set out in this Agreement, must make available to the Borrower the Facility and will advance the Principal Sum in accordance with the terms of this Agreement.

2.2	Authorised Purpose

The Borrower must use the proceeds of the Principal Sum for the Authorised Purpose and for no other purpose.

2.3	Security

Each Security shall secure the Debt now or at any time secured or payable to the Lender under any of the Transaction Documents and/or any of the Securities.

2.4	Drawdown

The Borrower must draw down the Principal Sum on the Advance Date or as soon as reasonably practicable thereafter.

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3.	REPAYMENT, PREPAYMENT AND CANCELLATION
3.1	Repayment Date

The Borrower must, unless required under another provision of this Agreement to repay the Debt at an earlier date, repay the balance outstanding of the Debt to the Lender on the Repayment Date.

3.2	On demand

If or to the extent that the time for repayment is not set out in this clause or if an Event of Default occurs under this Agreement, the Borrower must repay the Debt to the Lender on demand.

3.3	Termination of Transaction Document

If any of the Transaction Documents are terminated, the Debt is then repayable to the Lender without formal demand within 30 days from that date of termination.

3.4	Appropriation of moneys received

Any money paid or repaid to the Lender in respect of the Debt (despite any purported appropriation or condition of payment by the person paying it) may be appropriated by the Lender to any amount or amounts owing by the Borrower (actually or contingently) and to principal or interest, as the Lender determines.

3.5	Payments by credit cards

If the Borrower has given to the Lender (or a Related Body Corporate to the Lender) details of a credit card which the Borrower owns, as part of the loan application process or at any other time, at any time after an Event of Default occurs, the Lender (and each of its Authorised Representatives) is irrevocably and for security appointed and authorised as the Borrower’s attorney for the purpose of signing all necessary documents (including bank forms and credit card vouchers) which are necessary and which relate to the Borrower’s credit card, to enable the Lender to be paid any money which the Borrower owes to the Lender under this Agreement.

3.6	Early Repayment

The Borrower may at any time repay the Debt without penalty on at least 7 days notice, but the Lender is not obliged to release its Security unless and until it has received an amount equal to the whole of the Principal Sum plus at least one months interest.

4.	INTEREST
4.1	Interest before Repayment Date

The Borrower must pay interest to the Lender as specified as the repayment method in the Reference Schedule, at the Interest Rate on the outstanding balance of the Debt during the period from the Advance Date to the date when the Debt is repaid in full.

4.2	Calculation

For the purposes of clause 4.1, interest shall be:

(a)	payable at the Interest Rate;
(b)	calculated daily on the balance outstanding of the Debt at that time;
(c)	charged to the Loan Account on the last day of each month;
(d)	accrue from day to day and will be calculated on the basis of a year of 365 days; and
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(e)	payable at such times as may be agreed between the Lender and the Borrower in writing, or failing agreement, on demand.
4.3	Capitalisation of interest

If any payment of interest required to be paid under this Agreement or any part of it is not paid on the due date, the interest in arrears may, at the election of the Lender (without prejudice to other Rights of the Lender) be capitalised and be immediately added to the Debt and shall bear interest accordingly from the day when the interest is capitalised.

5.	MANNER OF PAYMENT
5.1	Free of exchange

The Debt must be paid to the Lender free of exchange and without any other deduction at the address of the Lender in State from time to time or at such other place or to such other person as the Lender may from time to time by Notice direct.

5.2	Order or direction

The Borrower must (if and when required by the Lender) sign orders directing its bankers in the State or another State or Territory of Australia to make payment of Debt by debiting the drawer's account and crediting the amount to the Lender's account at a bank nominated by the Lender.

6.	FEES AND EXPENSES

Subject to this clause, the Borrower must pay:

(a)

its own and the Lender's legal costs (on a solicitor and own client basis), expenses and outgoings in respect of the negotiation, preparation and execution of this Agreement and the Securities, of any amendment or extension of them, or the granting of a waiver or consent under, this Agreement and any additional documents which the Lender may require the Borrower to give as a condition of the making of the Principal Sum and the Lender’s costs of enforcing its Rights under the Facility; and

(b)

the stamp duty, goods and services tax , bank fees, financial institution's duty or other similar duty or tax on this Agreement, the Securities or a document or a transaction contemplated by this Agreement or in relation to payments or repayments made under them.

7.	CONDITIONS PRECEDENT
7.1	Before Advance Date

The Obligation of the Lender to make the Principal Sum is subject to the Condition Precedent that, before the Advance Date, the Borrower delivers to the Lender (if required by the Lender):

(a)	this Agreement, and each of the Transaction Documents signed by the Borrower and each other party to such documents (other than the Lender);
(b)	a certified copy of all authorisations, approvals and consents which are necessary for the execution, delivery and performance of this Agreement and each Security; and
(c)	such other documents or items as the Lender may require in writing before the Advance Date.
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7.2	Representations, warranties and events of default

The Obligation of the Lender to make the advance of the Principal Sum is also subject to the Conditions Precedent that:

(a)	the representations and warranties set out in clause 8.1 are true and correct on the Advance Date;
(b)

on the Advance Date, no Event of Default or event, which, with the giving of Notice, lapse of time or satisfaction of some other condition, would constitute an Event of Default, has occurred and is continuing unremedied or not waived by the Lender or would occur as a result of the making of the advance of the Principal Sum;

(c)

the Lender's Solicitors have certified that the Borrower has complied with all matters required of it before the making of the advance of the Principal Sum and that suitable priority arrangements have been made between the Borrower's existing secured Lender and the Lender as to the priority of the Principal Sum and that all formal settlement requirements of the Lender's Solicitors have been and complied with;

(d)

written confirmation from the Borrower supported by such evidence as the Lender may require that all terms, conditions and requirements necessary or required by any law, regulation, ordinance or other requirement imposed by any competent authority within the Jurisdiction have been, to the extent necessary for the performance of all Obligations of each party to each Transaction Document, satisfied and performed;

(e)

the Borrower will provide evidence satisfactory to the Lender that all Conditions Precedent set out in each Transaction Document have been satisfied and performed and that each transaction evidenced by each Transaction Document has or will be upon making the relevant Principal Sum, settled or completed unconditionally; and

(f)	the Borrower will provide and execute such other documents and evidence with respect to the Principal Sum or the Borrower as the Lender may reasonably require.
8.	REPRESENTATIONS AND WARRANTIES/COVENANTS
8.1	Representations and warranties

The Borrower represents and warrants to the Lender that:

(a)	the Borrower has the power to enter into and to perform their Obligations under this Agreement and the Transaction Documents;
(b)

all necessary action has been taken to authorise the execution, delivery and performance of this Agreement and the Transaction Documents in accordance with their respective terms and to authorise the borrowing of the Principal Sum on the terms of this Agreement;

(c)	this Agreement and each of the Transaction Documents constitute legal, valid and binding Obligations of the Borrower, enforceable in accordance with their respective terms and the laws of the State;
(d)	the execution, delivery and performance of this Agreement and each Transaction Document does not exceed any power granted to the Borrower by or violate or conflict with in any respect:
(i)	any law or regulation or any order or decree of any authority, agency or court binding on the Borrower; or
(ii)	any loan, stock or debenture or other deed, trust deed, mortgage, contract or other undertaking, agreement or instrument to which the Borrower is a party;
(e)	the Borrower is not in default under any agreement to which it is a party or by which it may be bound;
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(f)	no Event of Default has occurred or will occur as a result of entering into this Agreement or any Transaction Document or the making of the Principal Sum;
(g)	no litigation, arbitration or administrative proceeding is presently current or pending or, to the knowledge of the Borrower, threatened which would have an Adverse Effect upon the Borrower;
(h)

no event has occurred and is continuing which constitutes an Event of Default under this Agreement and no event has occurred and is continuing which with the giving of Notice, lapse of time or satisfaction of some other condition would constitute an Event of Default under this Agreement;

(i)

all necessary authorisations, approvals, consents and licences required in connection with the execution, delivery and performance by the Borrower and the enforceability against the Borrower of the terms of this Agreement and of the Transaction Documents have been obtained or effected and are in full force and effect;

(j)	the Borrower is not aware of any matter, fact or circumstance which is likely to affect the capacity of the Borrower to honour its Obligations under this Agreement and/or the Transaction Documents;
(k)

the execution, delivery and performance of this Agreement and each Transaction Document does not and will not cause any limit or restriction on the borrowings or chargings of the Borrower or any other limit or restriction imposed on the Borrower by any means to be exceeded or contravened;

(l)

if the Borrower is the trustee of a trust and is entering into this Agreement in that capacity, then no amendments have been made nor is it intended that they be made to the trust deed, before or immediately following the Advance Date except as disclosed in writing to and approved by the Lender;

(m)

all information furnished to the Lender by the Borrower in connection with this Agreement, the Transaction Documents and the transactions contemplated in this Agreement and the Transaction Documents is true and correct in all material respects and does not omit any information necessary to make any of the information so furnished not misleading or incomplete and all facts concerning the Borrower which might reasonably be expected to be material for disclosure to a party proposing to lend moneys to the Borrower have been disclosed to the Lender; and

(n)

each of the representations and warranties in clauses 8.1 (a) to 8.1 (m) will be correct and complied with so long as any sum remains to be lent or remains payable under this Agreement as if repeated then by reference to the then existing circumstances.

8.2	Covenants

The Borrower covenants that so long as any sum remains to be lent or remains payable under this Agreement:

(a)

it will notify the Lender of the occurrence of any Event of Default immediately upon becoming aware of it and will from time to time on request deliver to the Lender a certificate confirming that no Event of Default has occurred or setting out details of any Event of Default and the action taken or proposed to be taken to remedy it;

(b)

it will promptly deliver to the Lender details of any litigation, arbitration or administrative proceedings which, if it had been current, pending or to its knowledge, threatened at the date of this Agreement would have rendered the warranty in clause 8.1(g) incorrect and such other information relating to its financial condition or operations as the Lender may from time to time request. It will ensure that all information supplied to the Lender is at the time of supply accurate in all material respects and that there are no material facts which are not disclosed and whose non-disclosure might render any such information misleading or inaccurate;

(c)	the Borrower will only use the Principal Sum for the Authorised Purpose;
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(d)

it will at all times strictly comply with its Obligations under all Transaction Documents to which they are a party and not do any act or thing which might prejudice, or refrain from doing any act or thing which might prejudice all or any part of the Transaction Documents;

(e)

if the Borrower enters into this Agreement as the trustee of any trust, it will not vary without the consent of the Lender in any way whatsoever the trust deed as presented to the Lender (such consent not to be unreasonably withheld);

(f)

it will not, except with the prior written consent of the Lender, commence any winding-up or dissolution of the Borrower and will maintain its existence and the Right to carry on the business and operations and acquire, maintain and renew all Rights, contracts, powers, privileges, licences, leases, sanctions, franchises and concessions necessary or useful for the conduct of its business and operation; and

(g)

it will apply for and obtain, maintain, apply for the renewal of and not allow to lapse (except if no longer relevant) any of the required authorities or consents or any other consents under any relevant and applicable laws which may be become necessary or advisable so that the Borrower and the Guarantor may perform all of their Obligations under this Agreement and the Transaction Documents or any deed or document connected with any of them.

9.	EVENTS OF DEFAULT
9.1	Events occurring

Each of the following, unless waived by Notice from the Lender, is an Event of Default:

(a)	(non-payment) if the Borrower fails to pay or repay on time the Debt which is due and payable to the Lender under this Agreement, a Security or the Transaction Documents;
(b)	(Authorised Purpose) if the Borrower uses the Principal Sum or any part of it for a purpose other than the Authorised Purpose;
(c)

(non-performance) if the Borrower or any other person (other than the Lender) defaults in the performance of an Obligation on that person's part under this Agreement, the Securities or the Transaction Documents;

(d)

(Receiver) if a receiver, provisional liquidator, trustee for creditors or in bankruptcy, administrator or an analogous person is appointed over the assets of the Borrower or a Security holder takes or attempts to take possession of any such assets;

(e)	(Securities become fixed) if a floating security given in favour of any security holder becomes fixed in respect of the whole or part of the Borrower's assets;
(f)	(insolvency) if the Borrower:
(i)	is or states that it is unable to pay debts as they fall due;
(ii)	suspends payments of its debts;
(iii)	ceases or threatens to cease to carry on all or a material part of its business; or
(iv)	is taken to fail to comply under section 459F of the Corporations Law with a statutory demand made under section 459E of the Corporations Law;
(g)	(incapacity) where the Borrower is a natural person, that person dies or becomes mentally ill or suffers any other demise or incapacity (other than bankruptcy);
(h)	(involuntary winding up) if the Borrower is a company, an application is made for the winding up of the Borrower and the application is not dismissed or withdrawn in five days, or an order is made for
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the winding up of the Borrower, except for the purposes of a reconstruction, amalgamation, merger or consolidation on terms approved by the Lender before the application or order is made where the reconstruction, amalgamation, merger or consolidation is implemented in accordance with the terms of the approval;

(i)

(voluntary winding up) if the Borrower passes a resolution for winding up, except for the purposes of a reconstruction, amalgamation, merger or consolidation on terms approved by the Lender before the resolution is passed where the reconstruction, amalgamation, merger or consolidation is implemented in accordance with the terms of the approval;

(j)	(compromise or arrangement) if the Borrower enters into or takes steps for the purpose of entering into an arrangement or composition with its unsecured creditors generally or any of them;
(k)	(major asset sales) if the Borrower without the prior consent in writing of the Lender disposes of a major part of its assets, acquires shares in itself or reduces or attempts to reduce its capital;
(l)

(stock exchange requirements) if the Borrower, being listed on a public stock exchange, fails to comply with any listing or other requirement of that stock exchange, or trading in its shares or stock is suspended;

(m)

(judgments) if a judgment equal to more than $100,000 is awarded against the Borrower and remains unsatisfied for 14 days, or any execution or other process of Court or Government Authority or any distress is issued against or levied upon any property of the Borrower or any person obtains a garnishee order in respect of a debt due by the Borrower;

(n)	(seizure) if the Borrower does or omits to do any act as a result of which property of the Borrower may become liable to seizure, forfeiture or sequestration;
(o)	(Adverse Effect) if in the opinion of the Lender or an Authorised Representative of the Lender (in its or their absolute discretion), there has been an Adverse Effect;
(p)	(termination of leases) if a lease or licence of property on which the Borrower carries on a significant part of its business is determined because of any default on the part of the Borrower;
(q)

(compulsory acquisition) if any mortgaged property is compulsorily acquired or purchased, becomes subject to a restraining order of any kind, or is otherwise taken out of the unfettered control of the Borrower;

(r)

(offences under Acts) if an offence is committed by the Borrower under any Commonwealth or State Act which entitles a Government Authority to initiate action or take steps which could lead to forfeiture of any of the mortgaged property or otherwise could have an Adverse Effect on the value or purposes for which the mortgaged property can be used;

(s)

(ranking of security) if an Obligation is incurred in the future (whether involving actual, contingent or prospective liabilities) and is secured under a security over the mortgaged property in priority to or ranking equally with the Debt;

(t)

(misrepresentation) if a statement, representation or warranty made or reaffirmed by the Borrower in or in connection with this Agreement, a Security or the Transaction Documents, must prove to have been incorrect or misleading in any material respect when made or deemed to have been reaffirmed;

(u)	(undertakings) if an undertaking given in connection with this Agreement or the Debt is not duly and punctually complied with;
(v)	(default under other loan Agreements) if an event of default or a Potential Event of Default (by whatever name called) occurs under a Security or the Transaction Documents; or
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(w)

(land contamination) if land over which a Security is granted is placed on the contaminated sites register maintained under the Environmental Protection Act 1994 (Qld) or other act in the State in which the Security is located which governs contamination of land.

9.2	Consequences

If an Event of Default occurs under this Agreement:

(a)	the Debt shall, at the option of the Lender, immediately become due and payable upon the Lender making written demand upon the Borrower;
(b)	the Event of Default shall be deemed to be an event of default under the Transaction Documents; and
(c)	the Lender shall be entitled to exercise all or any of its Rights or remedies under each of the Securities and the Transaction Documents.
10.	TAXES
10.1	Without Deduction or Withholding

All sums payable by the Borrower under this Agreement must be paid free of any restriction or condition and free and clear of and (except to the extent required by law) without any deduction or withholding on account of tax or any other amount, whether by way of set-off, counter-claim or otherwise.

10.2	Required by Law

If the Borrower or any other person is required by law to make any deduction or withholding on account of any such tax or other amount from any sum paid or payable by the Borrower to any person under this Agreement:

(a)	the Borrower must notify the Lender of any such requirement or any change in any such requirement as soon as it or they become aware of such requirement or change;
(b)	the Borrower must pay any such tax or other amount before the date upon which penalties become payable;
(c)

the sum payable by the Borrower in respect of which the relevant deduction or withholding is required must be increased to the extent necessary to ensure that after the making of that deduction or withholding that person receives on the due date and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made; and

(d)

within 30 days after paying any sum from which it is required by law to make any deduction or withholding and within 30 days after the due date of payment of any tax or other amount which it is required by paragraph (b) above to pay the Borrower must deliver to the Lender evidence satisfactory to it of that deduction or withholding and where remittance is required to the remittance of such sums to the relevant taxing or other authority.

11.	SECURITY REQUIREMENTS
11.1	Security

The Borrower agrees with the Lender that to secure or collaterally secure performance of the Borrower's Obligations under this Agreement, the Borrower must cause and procure the granting of each of the Securities.

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11.2	Charge over assets

Intentionally deleted.

11.3	Costs

The costs and outlays incurred or payable in connection with the preparation, stamping (and registration where necessary) of each Security or other security as may be required by the Lender must be borne and paid by the Borrower.

12.	ATTORNEY OF THE BORROWER
12.1	Power of attorney

All acts and things which are required expressly or impliedly to be done under the provisions of this Agreement or the Transaction Documents implied by the Borrower or which the Lender is empowered to do may be done by an attorney of the Borrower appointed under this Agreement either in the name of the Mortgagee or of the Borrower or of the attorney.

12.2	Appointment

The Borrower irrevocably appoints:

(a)	the Lender; and
(b)	each Authorised Representative of the Lender,

and their substitutes, jointly and severally, to be the attorney of the Borrower for the use and benefit of the Lender to do and suffer all such acts and things and also to do all such acts and things and sign and execute all such documents and instruments under any statute or otherwise as the attorney thinks necessary or advisable for the purpose of exercising the Rights granted to the Lender by this Agreement or for any other purpose, including (without limitation) signing a mortgage over land referred to in clause 11.2.

12.3	Irrevocable

This power of attorney is:

(a)	given for valuable consideration;
(b)	given by way of security; and
(c)	is irrevocable.
13.	TRUSTEE PROVISIONS
(a)

If the Borrower now or at any time in the future holds the Mortgaged Property as trustee, or if the Borrower receives accommodation from the Lender or enter(s) into this Agreement as a trustee, the following paragraphs apply. References in this clause to the "Trustee" mean the Borrower.

(b)

The Trustee will ensure that none of the following occurs throughout the duration of this Agreement without the prior written consent of the Lender (which consent will not be unreasonably withheld where the Lender is satisfied that the consent will in no way affect or be likely to affect its Security or the financial position of the Trustee or enable them to be affected). It will be an Event of Default under this Agreement if any of the following shall occur without such consent, namely:

(i)	a relevant trust deed or other instrument of trust is altered (whether by way of resettlement, revocation, amendment, declaration of other trusts, appointment or otherwise);
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(ii)

the Trustee is removed or retires as trustee of any relevant trust, or any application is made for the removal of the Trustee or for any accounts to be taken or for any property or funds to be brought into court or administered by or under the control of a court;

(iii)	any new or additional trustee is appointed;
(iv)	any capital distribution is made to beneficiaries or unit holders, whether by means of payment, appropriation, appointment, advancement, transfer or otherwise;
(v)	any beneficiary is allowed the use of any trust assets for the beneficiary's own purposes;
(vi)	any resettlement of any trust fund or part of it or any transfer to another trust or trustee is made;
(vii)	the Trustee is in default of its Obligations in respect of a trust;
(viii)	the Right of the Trustee to be indemnified from trust assets in respect of any liability is in any way prohibited or restricted;
(ix)	the vesting date or termination of any relevant trust occurs or is accelerated; or
(x)

the Trustee (otherwise than in the ordinary course of business, as empowered under the terms of the relevant trust) incurs any debt, disposes of any property, lends money, gives a Security over any trust assets, mixes trust assets, compromises any Claim in relation to trust assets, parts with possession of trust assets, or increases its remuneration as trustee.

(c)	The Trustee warrants that no event or circumstance referred to in the preceding paragraph has already occurred or exists, except as disclosed in writing to the Lender.
(d)

If an Event of Default occurs, the Trustee will, at the request of the Lender, exercise all the Trustee's Rights of indemnity in relation to trust assets and all rights against the beneficiaries. The Trustee further irrevocably for valuable consideration and by way of security appoints the Lender and its Authorised Representative jointly and severally as the attorney of the Trustee after such Event of Default occurs, in the name of the Trustee to exercise such Rights.

(e)	The Trustee warrants that:
(i)	all relevant trusts have been disclosed to the Lender;
(ii)	the Trustee is the sole trustee of each relevant trust;
(iii)	the full terms of such trust or trusts have been disclosed to the Lender;
(iv)	this Agreement is executed and all transactions relating to it are being entered into as part of the due and proper administration of the relevant trust;
(v)	all such transactions are for the benefit of the relevant beneficiaries;
(vi)

in giving this Agreement, the Borrower gives Security over the whole of the legal and beneficial interest in the Mortgaged Property in accordance with the Borrower's Rights under the relevant trust validly exercised; and

(vii)	the Lender's Rights under this Agreement will rank in priority to the Rights of the beneficiaries of the relevant trust.
(f)

The Trustee acknowledges and covenants that all the provisions of this Agreement are binding on the Trustee both personally and in the Trustee's capacity as trustee and are binding on the Trustee's successors as trustee of the relevant trust fund. The Trustee's liability will remain irrespective of any insufficiency in or lack of recourse to trust assets.

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(g)

To the extent that this Agreement to the Lender's actual knowledge charges assets of a trust, this Agreement will be deemed not to secure those liabilities of the Borrower which are both expressed to be and are incurred by the Borrower, to the Lender's actual knowledge, in the Borrower's personal capacity or in a capacity other than as trustee of the relevant trust (unless such liabilities are incurred in the exercise or purported exercise of the Borrower's Rights as trustee of such trust). References in this Agreement to the secured moneys will be construed accordingly.

14.	NOTICES
14.1	Form of Notices

Notices given under this Agreement must be:

(a)	in writing;
(b)	signed by the party giving the Notice or its Authorised Representative; and
(c)	addressed to the Notice Address of the person to whom it is to be given.
14.2	Method and address for giving Notices

Notices must be either:

(a)	delivered by hand;
(b)	posted by pre-paid security or registered mail or in the case of a Notice given by the Lender, by ordinary pre-paid post; or
(c)	transmitted by facsimile,

to the Notice Address of the person receiving the Notice.

14.3	Time of receipt

A Notice given to a person in accordance with this Agreement is deemed to have been given and received if:

(a)	delivered, on the day of delivery if delivered before 5:00pm on a Business Day, otherwise on the next Business Day;
(b)	posted by pre-paid security mail, certified mail or ordinary pre-paid post , on the second day after the day on which the Notice was accepted by the post office from the party sending the Notice; or
(c)	transmitted by facsimile:
(i)	the transmission report states that it was sent in full and without error; and
(ii)	no objection is received from the recipient,
(iii)	on the day of transmission if that report states that the transmission was completed before 5:00pm on a Business Day, otherwise on the next Business Day.
14.4	Objection to facsimile

A party receiving a facsimile transmission may object to the facsimile transmission as not being fully intelligible. If a valid objection is made to a facsimile transmission and that party requests re-transmission before 5:00pm on the next Business Day after completion of the facsimile transmission, the party sending the facsimile transmission must re-transmit it, but any re-transmission is deemed to have been made at the time of completion of the original facsimile transmission. If a time restriction is placed, by reference to the date of receipt of the facsimile

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transmission, on the performance of an Obligation or the exercise of a Right by the party who makes the valid objection to a facsimile transmission, the time restriction for performance of the Obligation or the exercise of the Right is deemed extended by a corresponding time period to the time between the original transmission and re-transmission of the facsimile.

15.	PROPER LAW, JURISDICTION
15.1	Choice of law

This Agreement is governed by and construed in accordance with the laws of the State.

15.2	Jurisdiction

Actions, suits or proceedings relating in any way to this Agreement or documents or dealings contemplated by it, may be instituted, heard and determined in a court of competent jurisdiction in the State.

15.3	Submission to jurisdiction

Each party irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such action, suit or proceeding.

15.4	Service of process

A party may by Notice appoint another person at a specified address in the State to receive service of process in connection with proceedings and process served on that person is taken to be served on the party making the appointment.

16.	GENERAL PROVISIONS
16.1	Variations

No variation of this Agreement nor consent to a departure by a party from a provision, shall be of effect unless it is in writing, signed by the parties or (in the case of a waiver) by the party giving it. Any such variation or consent shall be effective only to the extent to or for which it may be made or given.

16.2	Waiver

The non-exercise of or delay in exercising a Right of a party shall not operate as a waiver of that Right, nor does a single exercise of a Right preclude another exercise of it or the exercise of other Rights. A Right may only be waived by Notice, signed by the party (or its Authorised Representative) to be bound by the waiver.

16.3	Further assurances

Each party to this Agreement shall do all things and sign, execute and deliver all deeds and other documents as may be legally necessary or reasonably required of it by Notice from another party to carry out and give effect to the terms and intentions of this Agreement and to perfect, protect and preserve the Rights of the other parties to this Agreement.

16.4	Liability of parties

If a party consists of more than one person:

(a)	an Obligation of those parties is a joint Obligation of all of them and a several Obligation of each of them;
(b)	a Right given to those parties is a Right given jointly and severally to each of them, and if exercised by one of them, is deemed to be exercised jointly; and
(c)	a representation, warranty or undertaking made by those parties is made by each of them.
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Operative section

16.5	Counterparts

This Agreement may be signed or executed in a number of counterparts, with the same effect as if the signatures to or execution of each counterpart were on the same instrument.

16.6	Warranty of authority

Each person signing this Agreement:

(a)

as attorney, by so doing, warrants to the other parties that, as at the date of signing, the signatory has not received notice or information of the revocation of the power of attorney appointing that person; and

(b)

as an Authorised Representative, agent or trustee of a party, warrants to the other parties that, as at the date of signing, the signatory has full authority to execute this Agreement on behalf of that party.

16.7	Severability

This Agreement shall, so far as possible, be interpreted and construed so as not to be invalid, illegal or unenforceable in any respect, but if a provision, on its true interpretation or construction is held to be illegal, invalid or unenforceable:

(a)

that provision shall, so far as possible, be read down to the extent that it may be necessary to ensure that it is not illegal, invalid or unenforceable and as may be reasonable in all the circumstances so as to give it a valid operation; or

(b)

if the provision or part of it cannot effectively be read down, that provision or part of it shall be deemed to be void and severable and the remaining provisions of this Agreement shall not in any way be affected or impaired and shall continue notwithstanding that illegality, invalidity or unenforceability.

16.8	Delivery as a deed

Subject to express provisions in this Agreement to the contrary, each party by signing or executing this Agreement is deemed to unconditionally sign, seal and deliver this Agreement as a deed, with the intention of being immediately legally bound by this Agreement.

17.	SPECIAL PROVISIONS
17.1	Refinance applications

If the Borrower is in default of this Agreement or at any time after the date which is 1 month before the Repayment Date, the Lender is authorised to make applications for refinance of the Debt and sign supporting documents on behalf of the Borrower to other financial institutions for finance to repay the Debt.

17.2	Authority to release or exchange information and documents

The Borrower authorises the Lender to release or exchange information or documents held by the Lender which relate to the Borrower and/or any Guarantor to third parties, to enable or assist the Lender:

(a)	to register a mortgage over any property over which the Lender has been granted security for the Debt;
(b)	to enforce its Rights under any Security or this Agreement;
(c)	to transfer the Debt and/or any of the Securities to a third party; and/or
(d)	in the process of the Borrower obtaining finance from a third party, the purpose of which is to repay the Debt in whole or part.
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Operative section

17.3	Default arrangement

If the Borrower defaults under this Facility and does not remedy that default within 30 days of being requested to do so, the Lender may foreclose on the Mortgage Property and transfer the Mortgage Property to a nominee of the Lender and in that case, the Debt will be forgiven and the nominee of the Lender will be the full owner of the Mortgaged Property.

17.4	Removal of legend restrictions

The Borrower must procure, by 15 January 2008, the legend restrictions currently noted on the share certificates of each of the ASFL Group Members, which apply to the shares held by the ASFL Group Members in the Borrower, to the intent that the ASFL Group Members may freely trade their shares in the Borrower on the AMEX stock exchange after that date. The Borrower must send official confirmation to the Lender that this has been acheived.

17.5	Lender obligation

The Lender will procure that Baddas Investments Pty Ltd, McFraui Pty Ltd, Monaro Corp Pty Ltd will not sell any of their shares in the Borrower on the AMEX stock market before 10 January 2008.

17.6	Exchange rate risk

The Principal Sum will be advanced in Australian Dollars, which will be converted into US dollars on the Advance Date. The Obligation of the Borrower is to repay the Debt in Australian Dollars, that is, the Borrower is responsible for any exchange rate risk.

17.7	Set-off

Contemporaneously with the advance of the Principal Sum, the following share transfers will be deemed to be made, of shares in the Borrower, which shares are all transferred to the Borrower as a share buy-back:

No	Share seller	No of shares	Amount paid
1.	Baddas Investments Pty Ltd	166,667	US$50,000
2.	McFraui Pty Ltd	250,000	US$75,000
3.	Monaro Corp Pty Ltd	83,333	US$25,000

The payment by the Borrower to the respective share sellers listed above, will be made by the Lender retaining the amount of US$150,000 and paying it at the direction of the Borrower to the respective share sellers. For the avoidance of doubt, this means that the Lender will transfer the balance amount of the Principal Sum namely, the amount of US$350,000 on the Advance Date to the Borrower.

17.8	Legal Costs

The Borrower acknowledges and agrees that the Borrower is obliged to pay the Lender’s legal costs in relation to this Facility in addition to the Principal Sum.

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Definitions and interpretation section

SCHEDULE 1

Part 1 – Definitions

In this Agreement, unless the context requires otherwise:

Advance Date	means the date specified in the Reference Schedule or such other date as agreed between the parties from time to time;
Adverse Effect

means, something which, in the opinion of the Lender (in its absolute discretion), now has or may in the future have an effect, which is adverse on:

(a)          in the case of a person:

(i)          its business, the operations or trading results of the business, the reputation or the credit rating of the business or person or its assets or financial position; or

(ii)         its ability to perform its Obligations under this Agreement, the Transaction Documents or any Security;

(iii)        the Lender’s assessment of the risk of lending to the person; and

(b)         in the case of any Security:

(i)           the value of the Security or which may result in the Security becoming unenforceable or diminishing in value;

(ii)         the ability of the assets over which the Security is granted, being realised with commercial expediency; or

(iii)        the Lender’s assessment of the risk in the Security;

Agreement	means this deed, (including the recitals to it), as it may later be amended or supplemented by the parties in writing;
Agreement Date

means the date specified above the parties names on page 1 of this Agreement, or if not specified in that place, the date of execution or signature (as the case may be) by the last party to execute or sign (as the case may be) this Agreement;

ASFL Group Members

means Baddas Investments Pty Ltd, McFraui Pty Ltd, Monaro Corp Pty Ltd, Jonathan Philip Pepper, Kiara Sue Brace, Welcome Angels Services Pty Ltd, Jarit Partners Pty Ltd, Charles Margerison and Nvesta Pty Ltd

Australian Dollars, $ or AUD$	means the lawful currency of Australia;
Authorised Representative

(a)         in respect of a party which is a corporation:

(i)          a company secretary or director or any officer of the corporation whose title or office includes the words "manager" or "director"; or

(ii)         a person acting with the title or in the office of manager or director;

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Definitions and interpretation section

(iii)        an Attorney under a registered power of attorney of the corporation; and

(b)         in respect of each party, a solicitor of that party or a person nominated by Notice to the other party as an authorised representative;

Authorised Purpose	means the purpose stated in the Reference Schedule, for which the Principal Sum must be used
Business Day

means a day, not being a Saturday, Sunday or gazetted public holiday, on which banks are open for commercial business at the Business Day place specified in the Reference Section and in the place or places where performance of a relevant Obligation is or is required to take place;

Claim

means, in relation to a person, a claim, demand, remedy, suit, injury, damage, loss, cost, liability, action, proceeding, right of action, claim for compensation or reimbursement or liability incurred by or to be made or recovered by or against the person, however arising and whether ascertained or unascertained, or immediate, future or contingent;

Conditions Precedent	means the conditions specified in clause 7 as conditions precedent to the drawing down of the Principal Sum;
Debt

includes:

(a)          the Principal Sum;

(b)         all or any interest payable under clause 4;

(c)          any Further Moneys;

(d)         moneys expressed to be part of the Debt by this Agreement;

(e)         moneys owing to the Lender (with or without another person) by the Borrower (with or without another person) under a covenant of this Agreement;

(f)          all moneys owing by the Borrower from time to time contingently or otherwise either above or with any other person pursuant to the Securities (or any one or more of them) and/or any Transaction Document, and includes any part of the Debt;

Event of Default	means an event described in clause 9, which gives rise to default by the Borrower under this Agreement
Facility	means the financial accommodation provided by the Lender to the Borrower, including the Principal Sum and any Further Moneys;
Further Moneys

means all moneys:

(a)          at any time owing to the Lender or payable by the Borrower to the Lender either alone or on joint or partnership account under the provisions of any agreement, including (without limitation) this Agreement;

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Definitions and interpretation section

(b)         which the Borrower or a Related Body Corporate to the Borrower either alone or jointly with any other person or whether directly or indirectly or contingently or otherwise or presently or in the future has or may become liable to pay to the Lender or any Related Body Corporate to the Lender on or upon any account, document, negotiable or other instrument or by reason of any other matter or thing or by reason of any transaction in or by which the Lender has or may become in any manner a creditor of the Borrower;

(c)          at any time owing or payable to the Lender by the Borrower either alone or on joint or partnership account or on any other account whether as principal debtor, surety or otherwise or in any other manner;

(d)         which the Lender shall pay or become liable to pay to for or on account of or at the request of the Borrower and either alone or jointly with any other person and either by direct advances or by reason of the Lender accepting or paying or discounting any order, draft, cheque, promissory note, bill of exchange or other engagement or by entering into any bond, indemnity or guarantee or otherwise incurring liabilities for or on behalf of the Borrower;

(e)         which the Borrower may become liable to pay to the Lender by reason of the Lender issuing, endorsing, accepting, confirming or entering into any letter of credit, confirmed order, letter of confirmation or other like instrument or transaction;

(f)          which the Lender shall be at liberty to debit and charge to the Borrower either alone or jointly with any other person under the terms, covenants, conditions and provisions contained in this Agreement or another agreement;

(g)         payable or to become payable for discounts, stamp duty, postage, commission, registration fees and other like charges in respect of this Agreement or another agreement;

(h)         paid or advanced or which the Lender shall become in any way liable to pay or advance to for or at the request of or on the credit or at the request of or for the accommodation or otherwise on the account of the Borrower either alone or jointly with any other person or to for or on account of any other person upon the order or request or under the authority of the Borrower;

(i)          paid or payable on account of the costs, charges, expenses and outlays, all on a solicitor and own client basis:

(i)          of preparing, completing, stamping and registering and discharging or partially discharging this Agreement and all Securities;

(ii)         of granting a consent to any transfer or other dealing as required under this Agreement;

(iii)        of any survey, valuation and report of or concerning the real property which the Lender may reasonably require or obtain or which the Lender may in any other way incur or pay in respect of real property under or for the purpose of giving effect to this Agreement or any Security; and

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Definitions and interpretation section

(iv)        involved with the exercise or enforcement or attempted exercise or enforcement of Rights of the Lender or in consequence of default in payment of the Debt or the breach of any covenant, condition or stipulation contained in this Agreement or a Security including without limitation costs, charges and expenses which may be incurred by the Lender in respect of any application whether successful or not made by the Lender or the Borrower for relief under any moratorium which has already been proclaimed or which may be proclaimed;

(j)          advanced or paid at any time by the Lender to for or for the use or accommodation of or on behalf of or at the request of the Borrower either alone or jointly with any other person or otherwise owing or payable by the Borrower either alone or jointly with any other person to the Lender on any account or for any reason or in any manner whatsoever;

(k)         paid by the Lender in order to perfect or protect is Security under this Facility;

(l)          elsewhere in this Agreement defined as being included in the Further Moneys; and

(m)        at any time owing or payable in relation to the cost to the Lender of any external consultants who provide services to the Lender during the course of any conduct the Lender deems necessary to undertake to procure the Debt to be repaid or to remedy an Event of Default. Without limitation, these external consultants may include any person or company which assists the Lender or the Lender’s lawyers with advice or other services in relation to debt collecting or property management;

Government Authority

means any local, State or Federal government, a Minister or government department of each of those governments, a corporation or authority constituted for a public purpose, the holder of an office for a public purpose, a local authority and any agent or employee of any of them;

GST	means a tax, impost or duty on goods, services or other things introduced by a Government Authority either before, on or after the Commencement Date;
Interest Rate	means the rate or rates specified in the Reference Schedule;
Lender’s Solicitors	means the solicitors specified in the Reference Schedule
Loan Amount

means the Loan Account created in the books of the Lender in the name of the Borrower upon the drawdown of the Principal Sum which records and evidences the amount of the Debt from time to time owing to the Lender;

Mortgage Property	means the real property specified in the Reference Schedule as mortgage property;
Notice	means a written notice, consent, approval, direction, order or other communication;
Notice Address

means in respect of a party:

(a)          the following address or facsimile number specified in the Reference Schedule; or

(b)         where a party gives Notice to all other parties of another address or number, the last address or facsimile number so notified;

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Definitions and interpretation section

Obligation	means any legal, equitable, contractual, statutory or other obligation, agreement, covenant, commitment, duty, undertaking or liability;
Potential Event of Default	means any event or circumstance which, with the passage of time or the giving of Notice or both, would become an Event of Default;
Principal Sum	means the amount specified in the Reference Schedule and such other amount agreed to between the parties from time to time;
Reference Section	means the commercial details and descriptions contained in the section of this Agreement which appears immediately before the execution section of this Agreement;
Related Body Corporate	of a body corporate is a body corporate which is related to that body corporate within the meaning of section 50 of the Corporations Act;
Repayment Date	means the date for repayment of the Debt as specified in the Reference Schedule;
Right	includes a legal, equitable, contractual, statutory or other right, power, authority, benefit, privilege, remedy, discretion or cause of action;
Security	means each and all of the securities, documents and instruments specified as such in the Reference Schedule;
State	means the State of Australia specified in the Reference Schedule; and
Transaction Documents

means:

(a)          all correspondence between the Lender and the Borrower relating to the provision of the Principal Sum;

(b)         this Agreement;

(c)          each Security; and

(d)         each document (if any) listed in the Reference Schedule

Part 2 - Interpretation

In this Agreement, unless the context requires otherwise:

(a)	terms in bold in the Reference Section have the meanings shown opposite them;
(b)	words denoting any gender include all genders and the singular number the plural and vice versa;
(c)	a person includes their executors, administrators, successors, substitutes (for example, persons taking by novation) and assignors;
(d)	words importing persons will include all bodies, associations, trusts, partnerships, instrumentalities and entities corporate or unincorporate, and vice versa;
(e)	any obligation on the part of or for the benefit of two or more persons will be deemed to bind or benefit as the case may be, any two or more of them jointly and each of them severally;
(f)	references to any legislation includes any legislation which amends or replaces that legislation;
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Definitions and interpretation section

(g)	headings are included for convenience only and will not affect the interpretation of this Deed or any Schedule;
(h)	words in italics provide an explanation or example of the intended operation of the particular clause in question and may be used to resolve any dispute about that clause;
(i)	amounts of money are expressed in Australian dollars unless otherwise expressly stated;
(j)	a reference to a document includes any variation or replacement of it;
(k)	a reference to any thing includes the whole or each part of it;
(l)	the defined terms in schedule 1 have the meaning given them in that schedule except where the context otherwise requires; and
(m)	in interpreting this Deed, no rules of construction will apply to the disadvantage of a party because that party was responsible for the drafting of this Deed or any part of it, and
(n)

unless application is mandatory by law, any statute, proclamation, order, regulation or moratorium present or future will not apply to this Deed so as to abrogate, extinguish, impair, diminish, fetter, delay or otherwise prejudicially affect the exercise or enjoyment of any rights, powers, privileges, remedies or discretions given or accruing to any party.

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Reference section

COMMERCIAL DETAILS

Agreement Date:		21 December 2007.
Advance Date:		The date that the Lender makes the advance to the Borrower, which will not be before 21 December 2007.
Principal Sum:		US$500,000 plus the Lender’s legal costs.
Interest Rate:		The rate of 30% per annum.
Repayment method:

Interest may be capitalised during the term of this Facility.

The Borrower must repay the outstanding Debt on the Repayment Date. If the Debt is not paid by the Repayment Date, the Borrower must thereafter pay interest at the Interest Rate on a monthly basis as directed by the Lender, but this sentence is not to be taken as a consent by the Lender to extend the term of the Facility.

Repayment Date:		The Debt must be repaid in full by the date which is 4 months after the Advance Date.
Authorised Purpose:		AUD$500,000 to assist with business cash flow. Balance – Lender’s legal fees (including professional fees of AUD$3,000 + GST + stamp duty).
Guarantors:		Not applicable
Mortgage Property:		The Borrower’s shares in Australian Secured Financial Limited ACN 120 340 507
Lender's Notice Address:	Address:	Level 1, 2 Corporate Court Bundall QLD 4217
	Facsimile number:	0011 61 7 5556 7901
	Attention:	The Lending Manager
Borrower's Notice Address:	Address:	Suite 2450, 101 California Street San Francisco CA 94111 USA
	Facsimile number:	0011 1 415 946 8801
	Attention:	The President
Transaction Documents:		This Agreement. The Securities
Securities:		Mortgage over the Mortgage Property.
Business Day place:		Brisbane
State:		Queensland
Lender's Solicitors:		Davis Lawyers
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Execution section

THIS AGREEMENT IS EXECUTED AS A DEED.

EXECUTED by IA GLOBAL, INC by:
Signature /s/ Derek Schneideman	Signature
Full name: Derek Schneideman	Full name:
Position: CEO	Position:
Date: 21st day of December, 2007	Date:

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